UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                  FORM 8-K

                                CURENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 23, 2001
                                                       ----------------


                           Centrack International, Inc.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

         Delaware                   000-27885             113342926
----------------------------       ------------       ------------------
(State or other jurisdiction       (Commission          (IRS Employer
   of incorporation)               File Number)       Identification No.)



1515 N. Federal Highway, Suite 300, Boca Raton, Florida         33432
-------------------------------------------------------       ----------
(Address of principal executive offices)                      (Zip Code)


     Registrant's telephone number, including area code: 561-213-0176


              21045 Commercial Trail, Boca Raton, Florida 33486
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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ITEM 1.   CHANGE IN CONTROL OF REGISTRANT

     Centrack International, Inc., a Delaware corporation ("Centrack") has entered into a Stock Subscription and Purchase Agreement (the "Agreement") with GOLDEN STONE GROUP LIMITED, a British Virgin Islands company ("GOLDEN STONE"), through the latter's Attorney-in-Fact, George Nathanail, a citizen of Greece, under which GOLDEN STONE would will purchase a total of 51,780,178 shares of restricted Centrack Common Stock (the "securities") directly from Centrack for cash ($50,000.00) and two non-recourse promissory notes of $50,000.00 each, for a total of $150,000.00 (funding for all of which is to be provided by George Nathanail), subject to certain adjustments as provided for in the Agreement. Such notes will be secured by the securities from the second and third traunches of securities described below.

     The securities will be purchased in three traunches of 17,260,060 shares, 17,260,059 shares and 17,260,058 shares, respectively. The first traunch is payable in cash ($50,000.00). The first promissory note will be due on March 12, 2001. Upon payment in full of that note, the second traunch of 17,260,059 shares will be released from security. In the event that one or both of the promissory notes is note paid as agreed, the shares held as security will be forfeited and a further change in control of Centrack's voting Common Stock may occur.

     The basis of the control is ownership of a 51% or more of the issued and outstanding shares of Centrack Common Stock by GOLDEN STONE. The 51,780,178 shares described above would represent approximate 58 % of the currently issued and outstanding shares of Centrack Common Stock. The terms of the Agreement, as amended, provide that Centrack will issue additional shares to GOLDEN STONE, as necessary ensure that GOLDEN STONE's percentage ownership in Centrack will not be decreased below 51% from Centrack's issuance of shares of restricted Centrack Common Stock to various creditors, in settlement of claims.

     Since the change in control resulted from the issuance by Centrack of new restricted shares of its Common Stock, there was no purchase of control from any one or more persons previously having voting control of Centrack. Prior to the change in control contemplated by this report, approximately 23,053,031 of the total approximately 36,143,388 shares of outstanding Centrack Common Stock were held by the following: Nofal Kahook, New Global Holdings, Inc., Washington Capital Corporation and George Weast.

     Prior to the implementation of the above-described transaction, John J. Lofquist resigned as Chairman, Director and President. By majority consent, the shareholders (excluding Nathanail and GOLDEN STONE) elected George Weast and Steven J. Merritt as the Directors of Centrack. Subsequently, that Board of Directors elected George Nathanail as the third Director, which election was confirmed by the majority consent of the Centrack shareholders. The purchase of the securities covered by this statement is being effected through a Stock Subscription and Purchase Agreement, for which the required shareholder approval was obtained on January 23, 2001, by means of a majority written consent.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Centrack International, Inc.
                                    --------------------------------
                                           Registrant

                                         /s/ George Weast
                                    ---------------------------------
____02/01/01_____                   Signature
Date
                                    George Weast, President



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                           EXHIBIT INDEX
                           -------------

Exhibit No.    Document
-----------    --------

    (24)       Power of Attorney from GOLDEN STONE GROUP LIMITED to
               George Nathanail.

    10.1       Stock Subscription and Purchase Agreement

    10.2 Amendment, Instruction and Acknowledgement Regarding Stock Subscription and Purchase Agreement

    10.3       Cash Escrow Agreement

    10.4       Note and Stock Escrow Agreement

    10.5       Promissory Note No. 1

    10.6       Promissory Note No. 2




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